Exhibit 10.1

available funds. Kiewit shall deliver to NTEC a fully executed original Assignment of Overriding Royalty Interest, and also any other executed governmental fonn assignments, in sufficient counterparts to satisfy applicable regulatory requirements. Effective Date. The effective date of the Assignment shall be June I , 2021 ("Effective Date"). Condition Precedent. The obligations of the parties hereunder are expressly conditioned upon Kiewit receiving Unitholder or Court Ordered approval to complete the sale of the ORR pursuant to the terms and conditions of this Agreement. If Kiewit is unable to obtain the requisite approval, this Agreement shall cease and neither Kiewit nor NTEC shall have any claim against the other party for costs, damages, compensation or otherwise; provided however, Kiewit acknowledges and agrees that NTEC shall not make any further advance royalty payments to Kiewit as of the Execution Date of this Agreement. If Kiewit is not able to obtain approval for the sale of the ORR to NTEC, NTEC shall have thirty (30) days from the date NTEC receives notice from Kiewit that the sale cannot proceed within which to make any additional advanced minimum royalty payments due and payable under the terms of the ORR. Title. Kiewit shall convey to NTEC, at Closing, title to the ORR free and clear of all liens and encumbrances created by, through, or under Kiewit. Representations and Warranties. NTEC and Kiewit represent and warrant to each other, as applicable, that except as otherwise provided herein, as of the Execution Date and the Closing Date: Binding Obligations. This Agreement constitutes the legal, valid, and binding obligation of NTEC and Kiewit enforceable against each in accordance with the terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights. Authority. Kiewit is the owner of the ORR and has the right, subject to Section 6 herein, to sell and convey the ORR. NTEC has the right and authority to acquire the ORR pursuant to the terms and conditions of this Agreement. Kiewit and NTEC have the req uisite authority to enter into, deliver, and perform this Agreement. Royalties. As of the Effective Date, all rentals, royalties, and other payment due under the ORR have been fully and promptly paid. Post-Closing. Kiewit and NTEC agree they shall work together as necessary to obtain all required local, state, and federal governmental and/or agency permissions, approvals, and consents as may be required to transfer and assume the obligations and responsibilities attributable to each party under this Agreement.

Notice. All notices and communications required or permitted under this Agreement shall be in writing, delivered to or sent by (i) personal delivery or (ii) U.S. Mail, certified or registered mail return receipt requested to the following address: If to NTEC: Navajo Transitional Energy Company, LLC 385 Interlocken Crescent, Suite 400 Broomfield, CO 80021 Attn: Bernard Masters If to Kiewit: Kiewit Royalty Trust c/o Bank of Oklahoma, Tonya Fraley One Williams Center, Suite 1900 Tulsa, Oklahoma 74103 Termination of February 27, 1 965 Agreement as Supplemented. For the avoidance of doubt, at Closing, the conveyance of the ORR pursuant to the terms and conditions provided herein shall terminate all remaining obligations and responsibilities between the parties related to that certain Agreement dated February 27, 1965 as subsequently supplemented. Pu blic Disclosu re. NTEC understands that Kiewit is an SEC repo1iing company and that this letter agreement, together with the assignment, is required to be publicly disclosed in one or more filings with the Securities and Exchange Commission. Further, this letter agreement will be provided to the court in which a petition if filed to approve the letter agreement. Governing Law. This Agreement and the transactions contemplated by this Agreement are governed by the laws of the State of Wyoming. Counterparts. This Agreement may be executed in any number of identical counterparts and shall be binding upon the parties as if each had signed the same document. An email or electronic image of similar reproduction of a writing signed by a person, shall be regarded as an original counterpart signed by that person for purposes of this Agreement. Entire Agreement. This Agreement (including the Exhibit A attached hereto) constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings between the parties.

Navajo Transitional Energy Company, LLC Name:L\ oJt Agreed and accepted this 'Jday of J J\ l ,2021. Kiewit Royalty Trust US Bank, N.A., Trustee Name: G. Rosanna Moore. JD Signature:h.R:: Agreed and accepted this ,,ii>--f'A L!r._ Title: Vice President day of -=-o-' 2021.

EXHIBIT A Form of Assignment of Overriding Royalty Interest Recording Requested By And When Recorded Mail to: Navajo Transitional Energy Company, LLC c/o Land Department P.O. Box 3001 Gillette, WY 82717-3001 ASSIGNMENT OF OVERRIDING ROYALTY THIS ASSIGNMENT is effective the pt day of June 2021 ("Effective Date"), from KiewitRoyaltyTrust("Assignor"),awhoseaddressis toNAVAJOTRANSITIONALENERGYCOMPANY,LLC ("Assignee"), a Navajo Nation limited liability company, whose address is c/o Land Department, P.O. Box 3001, Gillette, WY 82717-3001. WITNESSETH: WHEREAS, Assignor, as successor in interest to Rosebud Coal Sales Company, is the owner of a ten and three-quarters percent (10.75%) of twelve and one half percent (12.5%) overriding royalty interest in coal produced from those lands included in Federal Leases MTM-069782 and MTM-110692 prior to May 1, 1970; WHEREAS, Assignor and Assignee entered into that certain Letter Agreement for the Purchase and Sale of Overriding Royalty Interest in Federal Coal Lease MTM-069782 and MTM-1 10692 executed as of, 2021. NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other valuable consideration in hand paid, Assignor does hereby assign, transfer and convey unto Assignee, all of Assignor's right, title, and interests in and to the ten and three-quarters percent (10.75%) of twelve and one half percent (12.5%) overriding royalty interest in coal produced from those lands included in Federal Leases MTM-069782 and MTM-110692 prior to May 1, 1970. It is the intent of the Assignor to assign one hundred percent ( 100%) of all Assignor's interest in Federal Leases MTM-069782 and MTM-11 0692. Assignor hereby warrants that the title to the ORR is free from all liens and encumbrances by, through, and under Assignor. [Signature Page Follows]

IN WITNESS WHEREOF, Assignor has executed the Assignment of Overriding Royalty on the date listed in the acknowledgements below but effective as of the Effective Date. Kiewit Royalty Trust: By: Its: ACKNOWLEDGEMENTS STATE OF) ) SS. COUNTY OF) The foregoing Assignment of Overriding Royalty was acknowledged before me by , asof Kiewit Royalty Trust thisday of -----2021. Witness my hand and official seal. Notary Public (SEAL) My commission expires:_